EXHIBIT 99.1


LEXINGTON RESOURCES, INC.                                   OTCBB Symbol - LXRS,
                 Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025,

FOR IMMEDIATE RELEASE   Las Vegas, Nevada
                                                              September 23, 2005

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         LEXINGTON RESOURCES EXECUTES AGREEMENT IN PRINCIPLE TO ACQUIRE
                     OAK HILLS DRILLING AND OPERATING, LLC.


Las  Vegas,  Nevada -  September  23,  2005/PRNewswire-Firstcall/  --  Lexington
Resources, Inc. (OTCBB: LXRS, Frankfurt, Berlin: LXR) (the "Company" or "Lexington"), announces that it has entered into an agreement in principal to acquire 100% of the issued and outstanding shares in the capital of the
Company's designated oil and gas operator, Oak Hills Drilling and Operating, LLC, an Oklahoma limited liability corporation ("Oakhills"), for 3,000,000 restricted common shares in the capital of the Lexington (each a "Share"), at a deemed issuance price of $1.50 per Share, for $4,500,000 in aggregate consideration (the "Purchase Price"). The transaction is subject to, among other things, (i) the prior receipt by the Company of a valuation, acceptable to the independent members of the Board of Directors of the Company, that determines the underlying value of Oakhills, such that the resulting Purchase Price and the final number of Shares issuable at closing may be adjusted upward or downward, accordingly, (ii) the prior audit of Oakhills, (iii) mutual due diligence, (iv) the execution of a formal agreement incorporating the terms and conditions of the agreement in principle by November 15, 2005 and (v) the closing of the transaction on or before December 31, 2005.

Oakhills is a full service drilling, operating and well completion company and owns a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig with both triplex and duplex mud pumps capable of drilling acreage owned by the Company in both the Barnett Shale areas of Texas and the Arkoma Basin in Oklahoma. In addition to its Wilson drilling rig, Oakhills has a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. Oakhills operates at least 75 wells for private clients in addition to Lexington on a contract basis. Oakhills employs approximately 30-35 people and its Wilson drilling rig operates on a 24-hour basis.

Company management believes that the planned acquisition of Oakhills would (i) further diversify the Company's income base from exploration and drilling to include drilling and operating service income and (ii) vertically integrate the Company's planned gas drilling and exploration program at a time when drilling rigs are difficult to obtain for many exploration and production companies.

Oakhills is currently Lexington's designated oil and gas operator for its well interests in the Arkoma Basin and the Company's planned drilling for its Barnett Shale leases. Oakhills was created to drill and operate for Lexington according to its exploration and development program when Lexington had difficulty obtaining drilling rigs during the latter half of 2004. Oakhills is the wholly owned subsidiary of Oakhills Drilling and Operating International, Inc., a Nevada corporation. Oakhills Drilling and Operating International, Inc. is owned by four share/stake holders in Lexington. Doug Humphries, a director of the Company, is also a director, officer and shareholder of Oakhills.

2005 is Oakhill's first year of substantial operation, having acquired its drilling rig in late 2004 and spent Q4 2004 and Q1 of 2005 rebuilding and updating its Wilson drilling rig. The drilling rig has been operating since April, 2005 on independent contract drilling horizontal Barnett Shale wells in the Dallas Fort Worth Basin and has reported gross revenues of approximately $1.7 million in the last six months of operation according to Oakhills' management prepared financial statements. Oakhills has completed the drilling of its fourth horizontal Barnett Shale well under third party day work contracts with the first two wells obtaining initial production ranging from 2.5-3.6 million cubic feet per day, and the last two wells awaiting fracs and well completion.

ABOUT LEXINGTON RESOURCES, INC.: Lexington Resources, Inc. is a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States. Its current operational focus is on gas development initiatives in the Arkoma Basin of Oklahoma and in the Dallas Fort Worth Basin of Texas. The Company continues to weight its development initiatives towards gas production. For further information see: www.lexingtonresources.com


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CONTACT NORTH AMERICA:  INVESTOR RELATIONS, LEXINGTON RESOURCES, INC.
Phone: Toll Free (888) 848-7377 or (702) 382-5139   Fax: (702) 385-1202
e-mail: info@lexingtonresources.com

CONTACT EUROPE: INTERNATIONAL MARKET TREND AG
Phone: 41 43 888 67 00  Fax: 41 43 888 67 09
Stock Exchange Information:  Symbol: OTCBB - LXRS
Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025
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SAFE HARBOR STATEMENT
________________________________________________________________________________

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE SECURIITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, THE CLOSING OF CERTAIN TRANSACTIONS AND THE BELIEF THAT THE CLOSING WILL OCCUR WITHIN A SPECIFIED TIME PERIOD FOLLOWING THE DATE OF THIS NEWS RELEASE.

ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE POSSIBILITY THAT THE COMPANY IS UNABLE TO CLOSE THE TRANSACTINOS BECAUSE OF A FAILURE OF A CLOSING CONDITION OR OTHERWISE AND THE POSSIBILITY THAT THE CLOSING OF THE TRANSACTIONS WILL TAKE LONGER THAN SEVERAL DAYS FOLLOWING THE DATE OF THIS NEWS RELEASE. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.